FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR’S REPORT

HARBOR POINTE, L.P.

DECEMBER 31, 2012

HARBOR POINTE, L.P.

2

PAILET, MEUNIER and LeBLANC, llp.

Certified Public Accountants

Management Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

Harbor Pointe, LP.

We have audited the accompanying balance sheet of Harbor Pointe, L.P., as of December 31, 2012 and the related statements of operations, changes in partners’ capital and cash flows for the year then ended. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbor Pointe, L.P. as of December 31, 2012 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Pailet, Meunier and LeBlanc, L.L.P.

Metairie, Louisiana

March 6, 2013

Member of:	● PCAOB - Public Company Accounting Oversight Board

AICPA: Center for Public Company Audit Firms (SEC) ● Governmental Audit Quality Center ● Private Companies Practice Section (PCPS)

3421 N. Causeway Blvd., Suite 701 ● Metairie, LA 70002 ● Telephone (504) 837-0770 ● Fax (504) 837-7102

201 St. Charles Ave., Suite 2500 ● New Orleans, LA 70170 ● Telephone (504) 599-5905 ● Fax (504) 837-7102

www.pmlcpa.com

3

HARBOR POINTE, L.P.

BALANCE SHEET

DECEMBER 31, 2012

ASSETS
Property and Equipment, at cost
Land	$293,689
Land improvements	533,292
Building	3,259,695
Equipment	226,975
4,313,651
Accumulated depreciation	(1,314,682)
Property and Equipment, Net	2,998,969

Other Assets
Cash, operating	38,194
Tax and insurance escrow	23,713
Accounts receivable	306
Tenant security deposits	10,727
Prepaid expenses	857
Required reserves	262,225
Monitoring fee, net of accumulated amortization	9,827
Total Other Assets	345,849

Total Assets	$3,344,818

LIABILITIES AND PARTNERS’ CAPITAL

Current Liabilities
Accounts payable and accrued expenses	$2,859
Accrued real estate taxes	6,140
Prepaid rents	1,831
Current portion mortgage payable	13,033
Tenant security deposits	10,727
Total Current Liabilities	34,590

Other Liabilities
State Home mortgage, net of current portion	2,005,299
Total Liabilities	2,039,889

Partners’ Equity	1,304,929

Total Liabilities and Partners’ Equity	$3,344,818

See auditors’ report and accompanying notes to the financial statements

4

HARBOR POINTE, L.P.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2012

Income from Rental Operations
Gross rent potential	$261,160
Vacancies and rental concessions	(13,111)
Other rental income	1,525
Total Rental Operating Income	249,574

Operating Expenses
Management fees	22,680
Repairs and maintenance	40,071
Salaries	38,742
Utilities	18,446
Real estate taxes	41,185
Insurance	11,354
Administrative	22,856
Total Operating Expenses	195,334

Net Rental Operating Income	54,240

Other Income (Expenses)
Interest income	87
Depreciation and amortization	(141,577)
Asset management fee	(2,000)
Interest	(19,745)
Total Other Income (Expenses)	(163,235)

Net Loss	$(108,995)

See auditors’ report and accompanying notes to the financial statements

5

HARBOR POINTE, L.P.

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2012

			Total
	General	Limited	Partners’
	Partner	Partners	Capital

Balance - January 1, 2012	$(3,407)	$1,420,115	$1,416,708

Net Loss	(11)	(108,984)	(108,995)

Distributions to Members	(2,088)	(696)	(2,784)

Balance - December 31, 2012	$(5,506)	$1,310,435	$1,304,929

See auditors’ report and accompanying notes to the financial statements

6

HARBOR POINTE, L.P.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2012

Cash flows from operating activities:
Net Loss	$(108,995)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	141,577
(Increase) decrease in accounts receivable	(286)
(Increase) decrease in prepaid expenses	(85)
Increase (decrease) in accounts payable and accrued expenses	116
Increase (decrease) in security deposits payable	725
Increase (decrease) in prepaid rent	(169)
Total adjustments	141,878
Net cash provided (used) by operating activities	32,883

Cash flows from investing activities:
Investment in rental property	(555)
(Deposit) withdrawal tax and insurance escrow	(4,792)
(Deposit) withdrawal required reserve	5,225
(Deposit) withdrawal security deposit account	(725)
Net cash provided (used) by investing activities	(847)

Cash flows from financing activities:
Principal payments on State Home loan	(12,914)
Distributions	(2,784)
Net cash provided (used) by financing activities	(15,698)

Net increase (decrease) in cash and equivalents	16,338
Cash and equivalents, beginning of year	21,856

Cash and equivalents, end of year	$38,194

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest Expense	$19,745

See auditors’ report and accompanying notes to the financial statements

7

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE A - NATURE OF OPERATIONS

Harbor Pointe, L.P. (the “Partnership”) was formed in 2001 under the laws of the State of Georgia for the purpose of constructing and operating a 56-unit apartment community, known as Harbor Pointe, and located in Tifton, Georgia.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies have been followed in the preparation of the financial statements:

Basis of Accounting

The Partnership prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Statement of Cash Flows considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. These amounts are available for current operations and development and exclude amounts restricted for repayment of tenant security deposits and restricted reserves.

Concentration of Credit Risk

The Partnership maintains its cash in financial institutions insured by the Federal Deposit Insurance Corporation (FDIC). Deposit accounts, at times, may exceed federally insured limits. Interest bearing deposits are insured by the FDIC up to $250,000 per bank, while non-interest bearing deposits are fully insured. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Tenant Rent Receivables

Management considers tenant rent receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required. Uncollectible rent receivables are charged to operations upon management’s determination that collection of the receivable is unlikely.

Tenants’ Security Deposits

Tenants’ security deposits are held in a separate bank account in the name of the project. As of December 31, 2012, this account was funded in an amount equal to the security deposit liability.

8

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Property and Equipment

Property and equipment are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations using the straight-line method over their estimated service lives of 40 years for buildings, 5 to 10 years for equipment, and 15 years for land improvements. Depreciation expense for the year ended December 31, 2012 was $139,817. As of December 31, 2012, accumulated depreciation was $1,314,682.

Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income.

Impairment of Long-Lived Assets

In accordance with Accounting Standards Codification 360-10-05-4, Accounting for the Impairment or Disposal of Long-Lived Assets, the partnership reviews its rental property for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recovered. If the fair value is less than the carrying amount for the asset, an impairment loss is recognized for the difference. No impairment loss has been recognized during the year ended December 31, 2012.

Intangible Assets

Compliance monitoring fees have been recorded at cost. Amortization has been provided for using the straight-line method over 15 years.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the Partnership and tenants of the property are operating leases.

Income Taxes

No income tax provision has been included in the financial statements since profit or loss of the Partnership is required to be reported by the respective partners on their income tax returns. On January 1, 2009, the Partnership applied the guidance on accounting for uncertain tax provisions in FASB ASC 740, Income Taxes. The Partnership is no longer subject to income tax examinations for calendar years prior to 2009.

9

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Accounting Standards Codification

The Financial Accounting Standards Board (“FASB ASC”) became the sole authoritative source of generally accepted accounting principles in the United States of America for periods ending after September 15, 2009. The FASB ASC incorporates all authoritative literature previously issued by a standard setter. Adoption of the FASB ASC has no effect on the Partnership’s financial position, results from operations, partners’ equity, or cash flows. References to the authoritative accounting literature in the notes to the financial statements are to the FASB ASC.

NOTE C - REQUIRED RESERVES

In accordance with the provisions of the mortgage agreement, certain reserves are required to be established to be used for property replacement, budgeted expense items and loan payments as follows:

Excess operating reserve	$46,583
Replacement reserve	105,773
Operating deficit reserve	99,650
Excess cash flow reserve	10,219
Total	$262,225

NOTE D - INTANGIBLE ASSETS

Compliance monitoring fees at December 31, 2012 were net of accumulated amortization of $16,573. Amortization expense for the same year ended was $1,760. Estimated aggregated amortization expense for each of the next five years is:

2013	$1,760
2014	1,760
2015	1,760
2016	1,760
2017	1,760

10

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE E - MORTGAGE PAYABLE

The Partnership has a mortgage note with the Georgia Department of Community Affairs (State Home Bank) in the original amount of $2,141,000 secured by a deed of trust on the rental property. The mortgage bears an interest rate of 1% per annum with monthly installments of $3,121 for 300 months, maturing December 1, 2024. The remaining principal balance at December 31, 2012, amounted to $2,018,332.

Aggregate annual maturities for the mortgage payable over each of the next five years are as follows:

December 31, 2013	$13,033
2014	13,163
2015	7,229
2016	7,301
2017	7,375
and Thereafter	1,970,231
$2,018,332

NOTE F - MANAGEMENT FEES

The Partnership is managed by Boyd Management, Inc., pursuant to an agreement effective December 2004 and renewed in October 2011. During the year ended December 31, 2012, Boyd Management, Inc. earned management fees of $22,680, and management fees payable amounted to $420 at December 31, 2012.

The rental property’s on-site employees are employed by Boyd Management, Inc. Total payroll and benefit costs reimbursed to the management company for the year ended December 31, 2012 totaled $41,469.

NOTE G - RELATED PARTY TRANSACTIONS

Asset Management Fee

The Partnership shall pay to the limited partner an asset management fee equal to $1,000. The fee shall be paid annually; provided however, that if in any year operating income is insufficient to pay the full $1,000, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient net operating income. The Partnership incurred fees of $1,454 for these services for the year ended December 31, 2012. As of December 31, 2012, $0 remains payable.

11

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE G - RELATED PARTY TRANSACTIONS (CONTINUED)

Incentive Management Fee

The Partnership shall pay to the general partner an incentive management fee equal to $500. The fee shall be paid annually; provided however, that if in any year operating income is insufficient to pay the full $500, the unpaid portion shall not accrue for payment in subsequent years. The Partnership incurred fees of $500 for these services for the year ended December 31, 2012.

Tax Credit Compliance Fee

The Partnership shall pay to the general partner a tax credit compliance fee equal to $500. The fee shall be paid annually; provided however, that if in any year operating income is insufficient to pay the full $500, the unpaid portion shall not accrue for payment in subsequent years. The Partnership incurred fees of $500 for these services for the year ended December 31, 2012.

NOTE H - PARTNERSHIP PROFITS, LOSSES AND DISTRIBUTIONS

Operating profits and losses are allocated 99.99% to the limited partners and .01% to the general partner. Tax credits are to be allocated 99.99% to the limited partners and .01% to the general partner. Profit or loss and cash distributions from sales of property will be allocated as formulated in the partnership agreement.

NOTE I - COMMITMENTS AND CONTINGENCIES

As incentive for investment equity, the Partnership applied for and received an allocation certificate for housing tax credits established by the Tax Reform Act of 1986. To qualify for the tax credits, the Partnership must meet certain requirements, including attaining a qualified basis sufficient to support the credit allocation. In addition, tenant eligibility and rental charges are restricted in accordance with Internal Revenue Code Section 42. Management has certified that each tax credit unit has met these qualifications to allow the credits allocated to each unit to be claimed.

Compliance with these regulations must be maintained in each of the fifteen consecutive years of the compliance period. Failure to maintain compliance with occupant eligibility, unit gross rent, or to correct noncompliance within a reasonable time period could result in recapture of previously claimed tax credits plus interest.

12

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2012

NOTE J - ADVERTISING

The Company expenses advertising costs as they are incurred. Advertising expenses for the year ended December 31, 2012 amounted to $2,342.

NOTE K - SUBSEQUENT EVENTS

FASB ASC 855, Subsequent Events, addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. Management evaluated the activity of Harbor Pointe, L.P. through March 6, 2013, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

13

SUPPLEMENTAL INFORMATION

14

PAILET, MEUNIER and LeBLANC, llp.

Certified Public Accountants

Management Consultants

INDEPENDENT AUDITOR’S REPORT ON INFORMATION

ACCOMPANYING THE BASIC FINANCIAL STATEMENTS

To the Partners

Harbor Pointe, LP.

We have audited the financial statements of Harbor Pointe, L.P. as of and for the year ended December 31, 2012, and our report thereon dated March 6, 2013, which expressed an unmodified opinion on those financial statements, appears on page 3. Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The Supplemental Schedules of Expenses are presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

/s/ Pailet, Meunier and LeBlanc, L.L.P.

Metairie, Louisiana

March 6, 2013

Member of:	● PCAOB - Public Company Accounting Oversight Board

AICPA: Center for Public Company Audit Firms (SEC) ● Governmental Audit Quality Center ● Private Companies Practice Section (PCPS)

3421 N. Causeway Blvd., Suite 701 ● Metairie, LA 70002 ● Telephone (504) 837-0770 ● Fax (504) 837-7102

201 St. Charles Ave., Suite 2500 ● New Orleans, LA 70170 ● Telephone (504) 599-5905 ● Fax (504) 837-7102

www.pmlcpa.com

15

HARBOR POINTE, L.P.

SUPPLEMENTAL INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2012

A.	SCHEDULES OF REPAIRS & MAINTENANCE, UTILITIES AND ADMINISTRATIVE

2012
Repairs and Maintenance:
Maintenance & Repairs	$22,308
Garbage & Trash Removal	1,808
Services	1,512
Painting & Decorating	2,009
Grounds	12,434
Total	$40,071

Utilities:
Electricity	$14,310
Water & Sewer	2,788
Cable	1,348
Total	$18,446

Administrative:
Professional Fees	$6,000
Advertising Expense	2,342
Telephone & Answering Service	2,984
Office Supplies	1,777
Travel Expense	305
Administrative - Taxes & Insurance	3,596
Miscellaneous Expenses	5,852
Total	$22,856

16

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR’S REPORT

HARBOR POINTE, L.P.

DECEMBER 31, 2011

HARBOR POINTE, L.P.

2

PAILET, MEUNIER and LeBLANC, llp.

Certified Public Accountants

Management Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Harbor Pointe, L.P.

We have audited the accompanying balance sheet of Harbor Pointe, LP., as of December 31, 2011 and the related statements of operations, changes in partners’ capital and cash flows for the year then ended. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbor Pointe, L.P. as of December 31, 2011 and the results of its operations, changes in partners’ capital and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Pailet, Meunier and LeBlanc, L.L.P.

Metairie, Louisiana
February 27, 2012

3421 N. Causeway Blvd., Suite 701 ● Metairie, LA 70002 ● Telephone (504) 837-0770 ● Fax (504)837-7102
201 St. Charles Ave., Suite 2500 ● New Orleans, LA 70170 ● Telephone (504) 599-5905 ● Fax (504) 837-7102
www.pmlcpa.com
Member of

IGAF POLARIS - A Global Association of Independent Firms ● PCAOB - Public Company Accounting Oversight Board
A1CPA: Center for Public Company Audit Firms (SEC) ● Governmental Audit Quality Center ● Private Companies Practice Section (PCPS)

3

HARBOR POINTE, L.P.

BALANCE SHEET

DECEMBER 31, 2011

ASSETS

Property and equipment, at cost
Land	$293,689
Land improvements	533,292
Building	3,259,695
Equipment	226,420
4,313,096
Accumulated depreciation	(1,174,865)
Property and equipment, net	3,138,231

Other assets
Cash, operating	21,856
Tax and insurance escrow	12,781
Accounts receivable	20
Tenant security deposits	10,002
Prepaid expenses	772
Required reserves	267,450
Monitoring fee, net of accumulated amortization	11,587
Total other assets	324,468

Total assets	$3,462,699

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities
Accounts payable and accrued expenses	$2,743
Prepaid rents	2,000
Current portion mortgage payable	12,903
Tenant security deposits	10,002
Total current liabilities	27,648

Other liabilities
State Home mortgage, net of current portion	2,018,343
Total liabilities	2,045,991

Partners’ equity	1,416,708

Total Liabilities and Partners’ Capital	$3,462,699

See auditors’ report and accompanying notes

4

HARBOR POINTE, L.P.

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

Income from rental operations
Gross rent potential	$256,695
Vacancies and rental concessions	(12,849)
Other rental income	1,349
Total Revenue	245,195

Operating expenses
Management fees	22,015
Repairs and maintenance	34,921
Salaries	47,211
Utilities	17,678
Real estate taxes	40,995
Insurance	9,450
Administrative	23,724
Total Operating Expenses	195,994

Net rental operating income	49,201

Other income (expenses)
Interest income	301
Depreciation and amortization	(141,643)
Asset management fee	(1,454)
Interest	(20,441)
Total other income (expenses)	(163,237)

Net Loss	$(114,036)

See auditors’ report and accompanying notes

5

HARBOR POINTE, L.P.

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

FOR THE YEAR ENDED DECEMBER 31, 2011

			Total
	General	Limited	Partners’
	Partner	Partners	Capital

Balance - January 1, 2011	$(3,396)	$1,534,140	$1,530,744

Net Loss	(11)	(114,025)	(114,036)

Balance - December 31, 2011	$(3,407)	$1,420,115	$1,416,708

See auditors’ report and accompanying notes

6

HARBOR POINTE, L.P.

STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011

Cash flows from operating activities:
Net Loss	$(114,036)
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of asset	166
Depreciation and amortization	141,643
(Increase) decrease in accounts receivable	1,292
(Increase) decrease in prepaid expenses	(191)
Increase (decrease) in accounts payable and accrued expenses	(1,401)
Increase (decrease) in security deposits payable	(1,065)
Increase (decrease) in prepaid rent	2,000
Total adjustments	142,444
Net cash provided (used) by operating activities	28,408

Cash flows from investing activities:
Investment in rental property	(448)
(Deposit) withdrawal tax and insurance escrow	(8,531)
(Deposit) withdrawal required reserve	(13,682)
(Deposit) withdrawal security deposit account	1,065
Net cash provided (used) by investing activities	(21,596)

Cash flows from financing activities:
Principal payments on State Home loan	(12,786)
Net cash provided (used) by financing activities	(12,786)

Net increase (decrease) in cash and equivalents	(5,974)
Cash and equivalents, beginning of year	27,830

Cash and equivalents, end of year	$21,856

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest Expense	$20,441

See auditors’ report and accompanying notes

7

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE A - NATURE OF OPERATIONS

Harbor Pointe, L.P. (the “Partnership”) was formed in 2001 under the laws of the State of Georgia for the purpose of constructing and operating a 56-unit apartment community, known as Harbor Pointe, and located in Tifton, Georgia.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies have been followed in the preparation of the financial statements:

Basis of accounting

The Partnership prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less at the acquisition date. Restricted cash is not considered cash equivalents.

Concentration of credit risk

The Partnership maintains its cash balances and reserve balances in bank deposits that at times may exceed federally insured limits. The Partnership has not experienced any losses associated with these deposits. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

Tenant Rent Receivables

Management considers tenant rent receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required. Uncollectible rent receivables are charged to operations upon management’s determination that collection of the receivable is unlikely.

Property and equipment

Property and equipment are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations using the straight-line method over their estimated service lives of 40 years for buildings, 5 to 10 years for equipment, and 15 years for land improvements. Depreciation expense for the year ended December 31, 2011 was $139,883. As of December 31, 2011, accumulated depreciation was $1,174,865.

Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income.

8

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of long-lived assets

The Partnership reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived asset is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount exceeds the fair value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. There were no impairment losses recognized during 2011.

Intangible assets

Compliance monitoring fees have been recorded at cost. Amortization has been provided for using the straight-line method over 15 years. Amortization expense for the year ended December 31, 2011 was $1,760. As of December 31, 2011, accumulated amortization was $14,813.

Rental Income

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the Partnership and tenants of the property are operating leases.

Income Taxes

No income tax provision has been included in the financial statements since profit or loss of the Partnership is required to be reported by the respective partners on their income tax returns. On January 1, 2009, the Partnership applied the guidance on accounting for uncertain tax provisions in FASB ASC 740, Income Taxes. The Partnership is no longer subject to income tax examinations for calendar years prior to 2008.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

9

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounting Standards Codification

The Financial Accounting Standards Board (“FASB ASC”) became the sole authoritative source of generally accepted accounting principles in the United States of America for periods ending after September 15, 2009. The FASB ASC incorporates all authoritative literature previously issued by a standard setter. Adoption of the FASB ASC has no effect on the Partnership’s financial position, results from operations, partners’ equity, or cash flows. References to the authoritative accounting literature in the notes to the financial statements are to the FASB ASC.

NOTE C - REQUIRED RESERVES

In accordance with the provisions of the mortgage agreement, certain reserves are required to be established to be used for property replacement, budgeted expense items and loan payments as follows:

Excess operating reserve	$69,504
Replacement reserve	91,860
Operating deficit reserve	99,650
Rent-up reserve	6,436
Total	$267,450

NOTE D - MORTGAGE PAYABLE

The Partnership has a mortgage note with the Georgia Department of Community Affairs (State Home Bank) in the original amount of $2,141,000 secured by a deed of trust on the rental property. The mortgage bears an interest rate of 1% per annum with monthly installments of $3,121 for 300 months, maturing December 1, 2024. The remaining principal balance at December 31, 2011, amounted to $2,031,246.

Aggregate annual maturities for the mortgage payable over each of the next five years are as follows:

December 31, 2012	$12,903
2013	13,033
2014	12,661
2015	13,162
2016	7,229
and thereafter	1,972,258
Total	$2,031,246

10

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE E - MANAGEMENT FEES

The Partnership is managed by Boyd Management, Inc., pursuant to an agreement effective December 2004 and renewed in October 2011. During the year ended December 31, 2011, Boyd Management, Inc. earned management fees of $22,015, and management fees payable amounted to $140 at December 31, 2011.

The rental property’s on-site employees are employed by Boyd Management, Inc. Total payroll and benefit costs reimbursed to the management company for the year ended December 31, 2011 totaled $44,975.

NOTE F - RELATED PARTY TRANSACTIONS

Asset Management Fee

The Partnership shall pay to the limited partner an asset management fee equal to $1,000. The fee shall be paid annually; provided however, that if in any year operating income is insufficient to pay the full $1,000, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient net operating income. The Partnership incurred fees of $1,454 for these services for the year ended December 31, 2011. As of December 31, 2011, $0 remains payable.

Incentive Management Fee

The Partnership shall pay to the general partner an incentive management fee equal to $500. The fee shall be paid annually; provided however, that if in any year operating income is insufficient to pay the full $500, the unpaid portion shall not accrue for payment in subsequent years. The Partnership incurred fees of $0 for these services for the year ended December 31, 2011. As of December 31, 2011, $0 remains payable.

Tax Credit Compliance Fee

The Partnership shall pay to the general partner a tax credit compliance fee equal to $500. The fee shall be paid annually; provided however, that if in any year operating income is insufficient to pay the full $500, the unpaid portion shall not accrue for payment in subsequent years. The Partnership incurred fees of $0 for these services for the year ended December 31, 2011. As of December 31, 2011, $0 remains payable.

11

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

NOTE G - PARTNERSHIP PROFITS, LOSSES AND DISTRIBUTIONS

Operating profits and losses are allocated 99.99% to the limited partners and .01% to the general partner. Tax credits are to be allocated 99.99% to the limited partners and .01% to the general partner. Profit or loss and cash distributions from sales of property will be allocated as formulated in the partnership agreement.

NOTE H - COMMITMENTS AND CONTINGENCIES

As incentive for investment equity, the Partnership applied for and received an allocation certificate for housing tax credits established by the Tax Reform Act of 1986. To qualify for the tax credits, the Partnership must meet certain requirements, including attaining a qualified basis sufficient to support the credit allocation. In addition, tenant eligibility and rental charges are restricted in accordance with Internal Revenue Code Section 42. Management has certified that each tax credit unit has met these qualifications to allow the credits allocated to each unit to be claimed.

Compliance with these regulations must be maintained in each of the fifteen consecutive years of the compliance period. Failure to maintain compliance with occupant eligibility, unit gross rent, or to correct noncompliance within a reasonable time period could result in recapture of previously claimed tax credits plus interest.

NOTE I - SUBSEQUENT EVENTS

FASB ASC 855, Subsequent Events, addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. Management evaluated the activity of Harbor Pointe, L.P. through February 27, 2012, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

12

HARBOR POINTE, L.P.

SUPPLEMENTAL INFORMATION

FOR THE YEAR ENDED DECEMBER 31, 2011

A.	SCHEDULES OF REPAIRS & MAINTENANCE, UTILITIES AND ADMINISTRATIVE

2011
Repairs and Maintenance:
Maintenance & Repairs	$16,909
Garbage & Trash Removal	1,780
Services	1,512
Painting & Decorating	2,128
Grounds	12,592
Total	$34,921

Utilities:
Electricity	$13,544
Water & Sewer	3,156
Cable	978
Total	$17,678

Administrative:
Professional Fees	$5,950
Advertising Expense	2,026
Telephone & Answering Service	2,649
Office Supplies	2,955
Administrative - Taxes & Insurance	3,525
Miscellaneous Expenses	6,619
Total	$23,724

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FINANCIAL STATEMENTS AND
INDEPENDENT AUDITOR’S REPORT

HARBOR POINTE, L.P.

DECEMBER 31, 2010

HARBOR POINTE, L.P.

2

PAILET, MEUNIER and LeBLANC, llp.

Certified Public Accountants

Management Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners
Harbor Pointe, L.P.

We have audited the accompanying balance sheet of Harbor Pointe, L.P., as of December 31, 2010 and the related statements of operations, changes in partners’ capital and cash flows for the year then ended. These financial statements are the responsibility of the partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The partnership has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Harbor Pointe, L.P. as of December 31,2010 and the results of its operations, changes in partners’ capital and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Pailet, Meunier and LeBlanc, L.L.P.

Metairie, Louisiana
February 16, 2011

3421 N. Causeway Blvd., Suite 701 ● Metairie, LA 70002 ● Telephone (504) 837-0770 ● Fax (504)837-7102
201 St. Charles Ave., Suite 2500 ● New Orleans, LA 70170 ● Telephone (504) 599-5905 ● Fax (504) 837-7102
www.pmlcpa.com
Member of

Member Firms in Principal Cities	● PCAOB - Public Company Accounting Oversight Board
A1CPA: Center for Public Company Audit Firms (SEC) ● Governmental Audit Quality Center ● Private Companies Practice Section (PCPS)

3

HARBOR POINTE, L.P.

BALANCE SHEET

DECEMBER 31, 2010

ASSETS

Property and equipment, at cost
Land	$293,689
Land improvements	533,292
Building	3,259,695
Equipment	226,179
4,312,855
Accumulated depreciation	(1,035,023)
Property and equipment, net	3,277,832

Other assets
Cash, operating	27,830
Tax and insurance escrow	4,250
Accounts receivable	1,312
Tenant security deposits	11,067
Prepaid expenses	581
Required reserves	253,769
Monitoring fee, net of accumulated amortization	13,347
Total other assets	312,156

Total assets	$3,589,988

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities
Accounts payable and accrued expenses	$4,144
Current portion mortgage payable	12,775
Tenant security deposits	11,067
Total current liabilities	27,986

Other liabilities
State Home mortgage, net of current portion	2,031,257
Total liabilities	2,059,243

Partners’ equity	1,530,745

Total Liabilities and Partners’ Capital	$3,589,988

See auditors’ report and accompanying notes

4

HARBOR POINTE, L.P.

STATEMENT OF OPERATIONS

DECEMBER 31, 2010

Income from rental operations
Gross rent potential	$247,992
Vacancies and rental concessions	(3,776)
Other rental income	1,176
Total Revenue	245,392

Operating expenses
Management fees	22,785
Repairs and maintenance	32,158
Salaries	47,581
Utilities	15,248
Real estate taxes	41,341
Insurance	7,103
Administrative	26,851
Total Operating Expenses	193,067

Net rental operating income	52,325

Other income (expenses)
Interest income	653
Depreciation and amortization	(141,411)
Asset management fee	(1,145)
Interest	(21,117)
Total other income (expenses)	(163,020)

Net loss	$(110,695)

See auditors’ report and accompanying notes

5

HARBOR POINTE, L.P.

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL

DECEMBER 31, 2010

	General Partner	Limited Partners	Total Partners’ Capital

Balance - January 1, 2010	$(64)	$1,645,932	$1,645,868

Net Loss	(11)	(110,684)	(110,695)

Distributions to Members	(3,321)	(1,107)	(4,428)

Balance - December 31, 2010	$(3,396)	$1,534,141	$1,530,745

See auditors’ report and accompanying notes

6

 HARBOR POINTE, L.P.

STATEMENT OF CASH FLOWS

DECEMBER 31, 2010

Cash flows from operating activities:
Net Loss	$(110,695)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	141,411
(Increase) decrease in accounts receivable	(1,312)
(Increase) decrease in prepaid expenses	(44)
Increase (decrease) in accounts payable and accrued expenses	3,944
Increase (decrease) in security deposits payable	150
Increase (decrease) in prepaid rent	(583)
Total adjustments	143,566
Net cash provided (used) by operating activities	32,871

Cash flows from investing activities:
Investment in rental property	(954)
(Deposit) withdrawal tax and insurance escrow	5,639
(Deposit) withdrawal required reserve	(18,165)
(Deposit) withdrawal security deposit account	(150)
Net cash provided (used) by investing activities	(13,630)

Cash flows from financing activities:
Principal payments on State Home loan	(11,985)
Distributions	(4,428)
Net cash provided (used) by financing activities	(16,413)

Net increase (decrease) in cash and equivalents	2,828
Cash and equivalents, beginning of year	25,002

Cash and equivalents, end of year	$27,830

Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest Expense	$21,117

See auditors’ report and accompanying notes

7

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE A - NATURE OF OPERATIONS

Harbor Pointe, L.P. (the “Partnership”) was formed in 2001 under the laws of the State of Georgia for the purpose of constructing and operating a 56-unit apartment community, known as Harbor Pointe, and located in Tifton, Georgia.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following significant accounting policies have been followed in the preparation of the financial statements:

Accounting Standards Codification

The Financial Accounting Standards Board (“FASB ASC”) became the sole authoritative source of generally accepted accounting principles in the United States of America for periods ending after September 15, 2009. The FASB ASC incorporates all authoritative literature previously issued by a standard setter. Adoption of the FASB ASC has no effect on the Partnership’s financial position, results from operations, partners’ equity, or cash flows. References to the authoritative accounting literature in the notes to the financial statements are to the FASB ASC.

Basis of accounting

The Partnership prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States of America.

Cash and cash eguivalents

Cash and cash equivalents include all cash balances and highly liquid investments with a maturity of three months or less at the acquisition date. Restricted cash is not considered cash equivalents.

Concentration of credit risk

The Partnership places its temporary cash investments with high credit quality financial institutions. At times, the account balances may exceed the institution’s federally insured limits. The Partnership has not experienced any losses in such accounts.

Revenue recognition

Rental revenue attributable to residential leases is recorded when due from residents, generally upon the first day of each month. Rental payments received in advance are deferred until earned. All leases between the Partnership and tenants of the property are operating leases.

8

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates.

Fixed assets

Property and equipment are recorded at cost. Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations using the straight-line method over their estimated service lives of 40 years for buildings, 5 to 10 years for equipment, and 15 years for land improvements. Depreciation expense for the year ended December 31, 2010 was $139,651. As of December 31, 2010, accumulated depreciation was $1,035,023.

Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized. When items of property or equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss is included in income.

Intangible assets

Compliance monitoring fees have been recorded at cost. Amortization has been provided for using the straight-line method over 15 years. Amortization expense for the year ended December 31, 2010 was $1,760. As of December 31, 2010, accumulated amortization was $13,053.

Impairment of long-lived assets

The Partnership reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Recoverability is measured by a comparison of the carrying amount to the future net undiscounted cash flow expected to be generated and any estimated proceeds from the eventual disposition. If the long-lived asset is considered to be impaired, the impairment to be recognized is measured at the amount by which the carrying amount exceeds the fair value as determined from an appraisal, discounted cash flows analysis, or other valuation technique. There were no impairment losses recognized during 2010.

Tenant Rent Receivables

Management considers tenant rent receivables to be fully collectible; accordingly, no allowance for doubtful accounts is required. Uncollectible rent receivables are charged to operations upon management’s determination that collection of the receivable is unlikely.

9

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Incomes or loss of the Partnership is allocated 0.01% to the general partner and 99.99% to the limited partner. No income tax provision has been included in the financial statements since profit or loss of the Partnership is required to be reported by the respective partners on their income tax returns.

On January 1, 2009, the Partnership applied the guidance on accounting for uncertain tax provisions in FASB ASC 740, Income Taxes. The Partnership is no longer subject to income tax examinations for calendar years prior to 2006.

NOTE  C  -  REQUIRED RESERVES

Excess operating reserve	$69,222
Replacement reserve	78,471
Operating deficit reserve	104,068
Rent-up reserve	2.008
Total	$253.769

In accordance with the provisions of the mortgage agreement, certain reserves are required to be established to be used for property replacement, budgeted expense items and loan payments as follows:

NOTE D - MORTGAGE PAYABLE

The Partnership has a mortgage note with the Georgia Department of Community Affairs (State Home Bank) in the original amount of $2,141,000 secured by a deed of trust on the rental property. The mortgage bears an interest rate of 1% per annum with monthly installments of $3,121 for 300 months, maturing December 1, 2024. The remaining principal balance at December 31, 2010, amounted to $2,044,032.

Aggregate annual maturities for the mortgage payable over each of the next five years are as follows:

December 31, 2011	$12,775
2012	12,903
2013	13,033
2014	12,661
2015	7,229
and thereafter	1,985,431
Total	$2.044.032

10

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE E - MANAGEMENT FEES

The Partnership is managed by Boyd Management, Inc., pursuant to an agreement effective December 2004 and renewed in September 2008. During the year ended December 31, 2010, Boyd Management, Inc. earned management fees of $22,785, and management fees payable amounted to $180 at December 31, 2010.

NOTE F - RELATED PARTY TRANSACTIONS

Development Fees

The developer, an affiliate of the general partner of the Partnership, received a developer’s fee of $574,000 for its services during the development and construction of the Project. The fee was paid in installments as defined in the development agreement. During the year ended December 31, 2010, the remaining balance of $3,149 was paid. The developer’s fee was capitalized into the building basis.

Asset Management Fee

The Partnership shall pay to the limited partner an asset management fee equal to $1,000. The fee shall be paid annually; provided however, that if in any year operating income is insufficient to pay the full $1,000, the unpaid portion thereof shall accrue and be payable on a cumulative basis in the first year in which there is sufficient net operating income. The Partnership incurred fees of $145 for these services for the year ended December 31, 2010. As of December 31, 2010, $0 remains payable.

Incentive Management Fee

The Partnership shall pay to the general partner an incentive management fee equal to $500. The fee shall be paid annually; provided however, that if in any year operating income is insufficient to pay the full $500, the unpaid portion shall not accrue for payment in subsequent years. The Partnership incurred fees of $500 for these services for the year ended December 31, 2010. As of December 31, 2010, $0 remains payable.

Tax Credit Compliance Fee

The Partnership shall pay to the general partner a tax credit compliance fee equal to $500. The fee shall be paid annually; provided however, that if in any year operating income is insufficient to pay the full $500, the unpaid portion shall not accrue for payment in subsequent years. The Partnership incurred fees of $500 for these services for the year ended December 31, 2010. As of December 31, 2010, $0 remains payable.

11

HARBOR POINTE, L.P.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2010

NOTE G - PARTNERSHIP PROFITS, LOSSES AND DISTRIBUTIONS

Operating profits and losses are allocated 99.99% to the limited partners and .01% to the general partner. Tax credits are to be allocated 99.99% to the limited partners and .01% to the general partner. Profit or loss and cash distributions from sales of property will be allocated as formulated in the partnership agreement.

NOTE H - COMMITMENTS AND CONTINGENCIES

As incentive for investment equity, the Partnership applied for and received an allocation certificate for housing tax credits established by the Tax Reform Act of 1986. To qualify for the tax credits, the Partnership must meet certain requirements, including attaining a qualified basis sufficient to support the credit allocation. In addition, tenant eligibility and rental charges are restricted in accordance with Internal Revenue Code Section 42. Management has certified that each tax credit unit has met these qualifications to allow the credits allocated to each unit to be claimed.

Compliance with these regulations must be maintained in each of the fifteen consecutive years of the compliance period. Failure to maintain compliance with occupant eligibility, unit gross rent, or to correct noncompliance within a reasonable time period could result in recapture of previously claimed tax credits plus interest.

NOTE I - SUBSEQUENT EVENTS

FASB ASC 855, Subsequent Events, addresses events which occur after the balance sheet date but before the issuance of financial statements. An entity must record the effects of subsequent events that provide evidence about conditions that existed at the balance sheet date and must disclose but not record the effects of subsequent events which provide evidence about conditions that existed after the balance sheet date. Additionally, Topic 855 requires disclosure relative to the date through which subsequent events have been evaluated and whether that is the date on which the financial statements were issued or were available to be issued. Management evaluated the activity of Harbor Pointe, L.P. through February 16, 2011, the date the financial statements were issued, and concluded that no subsequent events have occurred that would require recognition in the Financial Statements or disclosure in the Notes to the Financial Statements.

12